SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
         240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c))

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Item 8.01 Other Events

        On July 19, 2005, Banner Corporation (the "Company") issued a press release announcing that Gary Sirmon, who served as President and Chief Executive Officer of the Company and its financial institution subsidiary, Banner Bank, from 1982 to 2002 and since 2002 has continued to serve the Company under an employment agreement, has reached the end of his period of service under the employment contract effective July 16, 2005. In connection with the end of his period of service under the employment contract, Mr. Sirmon has adopted a pre-arranged stock trading plan to sell 30,000 shares of his Company common stock. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.

        Rule 10b5-1 allows directors and officers to adopt written, pre-arranged stock trading plans when they are not in possession of material, nonpublic information. Using these plans, insiders can spread stock trades over a period of time to reduce any market impact and avoid concerns about whether they had material, nonpublic information when they sold their stock. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1     Press Release of Banner Corporation dated July 19, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: July 19, 2005	By: /s/Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1
Press Release of Banner Corporation dated July 19, 2005

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THE CEREGHINO GROUP                                          CONTACT:     D. MICHAEL JONES,
Corporate Investor Relations                                                                            PRESIDENT AND CEO
5333 15th Ave So                                                                                            LLOYD W. BAKER, CFO
Seattle, WA 98108                                                                                          (509)527-3636
206.762.0993
www.stockvalues.com

                                News Release

BANNER CORPORATION'S CHAIRMAN ADOPTS 10b5-1 PLAN

Walla Walla, WA - July 19, 2005 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today announced that Gary Sirmon, who served as President and Chief Executive Officer of Banner Corporation and Banner Bank from 1982 to 2002 and since 2002 has continued to serve the Company under an employment agreement, has reached the end of his period of service under the employment contract effective July 16, 2005. Mr. Sirmon will continue to serve as a non-employee director and Chairman of the Board of Banner Corporation and Banner Bank but will not receive an annual salary other than Board compensation.

In that context, Mr. Sirmon has established a 10b5-1 plan to sell, over a one-year period, 30,000 shares of Banner Corporation common stock, which represents approximately 12% of his current holdings. Trades under the plan will not occur before August 1, 2005. A 10b5-1 plan allows directors and officers to implement written plans when they are not in possession of material nonpublic information and to sell shares according to the plan on a regular basis (for example, weekly or monthly) regardless of any subsequent nonpublic information they receive or the price at the time of the sale.

Mr. Sirmon adopted the plan in order to gradually diversify his financial holdings, minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window" and avoid being prohibited from selling such shares for long periods of time as a result of nonpublic information he may possess.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank, which operates a total of 52 branch offices and 13 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

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